Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

10 Kings Park Road
West Perth WA
6005 PO BOX 570
West Perth WA 6872

T +61 8 9480 2000
F +61 8 9322 7787
E info.wa@au.gt.com
W www.grantthornton.com.au

We have issued our report dated, 5 November 2010, with respect to the consolidated financial statements and schedules of Mission NewEnergy Limited contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption 'Experts'.

/s/ Grant Thornton Audit Pty Ltd

GRANT THORNTON AUDIT PTY LTD

/s/ MJ Hillgrove

M J HILLGROVE
Director — Audit & Assurance Services

Perth, 23 December 2010

Grant Thornton Audit Pty Ltd ACN 130 913 594, a subsidiary or related entity of Grant Thornton Australia Limited ABN 41 127 556 389.

Grant Thornton Australia Limited is a member firm within Grant Thornton International Ltd. Grant Thornton International Ltd and the member firms are not a worldwide partnership. Grant Thornton Australia Limited, together with its subsidiaries and related entities, delivers its services independently in Australia.
Liability limited by a scheme approved under Professional Standards Legislation.